Exhibit 99.1

Press Release

Investor Contact:
Ankit Hira
Solebury Strategic Communications for Bentley Systems
ir@bentley.com
1-610-458-2777

Media Contact:
Chris Bradshaw
chris.bradshaw@bentley.com
1-610-321-6307

Bentley Systems Announces Operating Results for the Third Quarter of 2022
EXTON, Pa. – November 8, 2022 – Bentley Systems, Incorporated (Nasdaq: BSY) (“Bentley Systems” or the “Company”), the infrastructure engineering software company, today announced operating results for its third quarter and nine months ended September 30, 2022.

Third Quarter 2022 Financial Results

•Total revenues were $268.3 million, up 6.7% or 14.7% on a constant currency basis, year-over-year;
•Subscriptions revenues were $235.3 million, up 9.4% or 17.6% on a constant currency basis, year-over-year;
•Last twelve-month recurring revenues were $950.4 million, up 20.3% year-over-year;
•Last twelve-month recurring revenues dollar-based net retention rate was 110%, compared to 106% for the same period last year;
•Last twelve-month account retention rate was 99%, compared to 98% for the same period last year;
•Annualized Recurring Revenue (“ARR”) was $983.7 million as of September 30, 2022, representing a constant currency ARR growth rate of 14% from September 30, 2021;
•GAAP operating income was $55.5 million, compared to GAAP operating loss of $37.5 million for the same period last year. The third quarter of 2021 GAAP operating loss was due to a one-time compensation charge of $90.7 million resulting from a modification of our deferred compensation plan;
•GAAP net income was $37.0 million, compared to GAAP net loss of $48.0 million for the same period last year. GAAP net income per diluted share was $0.12, compared to GAAP net loss per diluted share of $0.16 for the same period last year. The third quarter of 2021 GAAP net loss was due to a one-time compensation charge of $83.4 million, net of tax, resulting from a modification of our deferred compensation plan. GAAP net income margin was 13.8%, compared to GAAP net loss margin of 19.1% for the same period last year;
•Adjusted Net Income was $61.8 million, compared to $56.3 million for the same period last year. Adjusted Net Income per diluted share was $0.19 compared to $0.17 for the same period last year;

•Adjusted EBITDA was $89.7 million, compared to $84.5 million for the same period last year. Adjusted EBITDA margin was 33.4%, compared to 33.6% for the same period last year; and
•Cash flow from operations was $69.5 million, compared to $58.4 million for the same period last year.

Nine Months Ended September 30, 2022 Financial Results

•Total revenues were $812.1 million, up 16.5% or 22.6% on a constant currency basis, year-over-year;
•Subscriptions revenues were $708.7 million, up 20.2% or 26.6% on a constant currency basis, year-over-year;
•GAAP operating income was $167.9 million, compared to $51.3 million for the same period last year. The nine months ended September 30, 2021 GAAP operating income includes a one-time compensation charge of $90.7 million resulting from a modification of our deferred compensation plan;
•GAAP net income was $149.1 million, compared to $54.6 million for the same period last year. GAAP net income per diluted share was $0.46, compared to $0.17 for the same period last year. The nine months ended September 30, 2021 GAAP net income includes a one-time compensation charge of $83.4 million, net of tax, resulting from a modification of our deferred compensation plan. GAAP net income margin was 18.4%, compared to 7.8% for the same period last year;
•Adjusted Net Income was $215.2 million, compared to $195.0 million for the same period last year. Adjusted Net Income per diluted share was $0.66 compared to $0.62 for the same period last year;
•Adjusted EBITDA was $273.9 million, compared to $236.8 million for the same period last year. Adjusted EBITDA margin was 33.7%, compared to 34.0% for the same period last year; and
•Cash flow from operations was $238.2 million, compared to $207.4 million for the same period last year.
Definitions of the non‑GAAP financial measures used in this press release and reconciliations of such measures to the most comparable GAAP financial measures are included below under the heading “Use and Reconciliation of Non‑GAAP Financial Measures.”

CEO Greg Bentley said, “We are pleased to report that Bentley Systems’ operating performance continues dependably toward our established financial outlook range for full‑year 2022, albeit with reported revenues subject to this year’s foreign exchange gyrations. In constant currency, our year‑over‑year business performance ARR growth rate remained 11.5%, which includes the first‑half write‑down (1%) of our ARR in Russia, but does not include 2.5% from our 22Q1 acquisition of Power Line Systems. This reflects new business accelerating noticeably in the U.S., and for civil engineering organizations globally, consistent with multiple public infrastructure investment programs.

Significantly, each of our primary growth initiatives is bearing fruit as intended in terms of business performance ARR growth, serving to make up for circumstantially fewer programmatic acquisitions during 2022 to date. Our enterprise success teams are increasing ARR accretion within our consumption‑based E365 program. Our Virtuoso subscriptions are growing exponentially in SMB accounts and new‑name prospects. Our Seequent and Power Line Systems platform acquisitions continue their pace‑setting growth. Finally, our Year in Infrastructure 2022 conference next week in London will showcase, through the Finalists’ Going Digital Awards presentations, notable digital twin advancements within our accounts.”

CFO Werner Andre said, “As the net favorable directions of business performance that Greg enumerated are serving to offset losses from Russia, we continue to reaffirm the range of our 2022 full year annual financial outlook in constant currency metrics. This includes total revenues growth of 16.9% to 20.1% in constant currency, as well as constant currency ARR growth rate of 14% to 16%.

To quantify the ongoing impact of the year’s volatile exchange rates on our annual outlook metrics, which are denominated in reported currency:
•our 22Q3 GAAP total revenues of $268.3 million would have been $283.3 million, if the exchange rates used in our annual financial outlook had remained in effect; and
•if recent exchange rates would prevail for the remainder of the year, our 2022 full year total revenues as reported would be negatively impacted on the order of $40 million, relative to the revenues based on the exchange rates in effect when we determined our full year 2022 outlook.

By virtue of our operating expense natural hedge, we continue to expect that exchange rates will have minimal effect on our full year outlook for 2022 adjusted EBITDA margin of 33%.”

Operating Results Call Details

Bentley Systems will host a live Zoom video webinar on November 8, 2022 at 8:15 a.m. EST to discuss operating results for its third quarter and nine months ended September 30, 2022.

Those wishing to participate should access the live Zoom video webinar of the event through a direct registration link at https://us06web.zoom.us/webinar/register/WN_xfiQCdeSRZishWDpJPAwfA. Alternatively, the event can be accessed from the Events & Presentations page on Bentley Systems’ Investor Relations website at
https://investors.bentley.com. In addition, a replay and transcript will be available after the conclusion of the live event on Bentley Systems’ Investor Relations website for one year.

Definitions of Certain Key Business Metrics

Definitions of the non‑GAAP financial measures used in this operating results press release and reconciliations of such measures to their nearest GAAP equivalents are included below under “Use and Reconciliation of Non‑GAAP Financial Measures.”

•Last twelve-month recurring revenues are calculated as recurring revenues recognized over the preceding twelve‑month period. We define recurring revenues as subscription revenues that recur monthly, quarterly, or annually with specific or automatic renewal clauses and professional services revenues in which the underlying contract is based on a fixed fee and contains automatic annual renewal provisions;
•ARR is defined as the sum of the annualized value of our portfolio of contracts that produce recurring revenues as of the last day of the reporting period, and the annualized value of the last three months of recognized revenues for our contractually recurring consumption‑based software subscriptions with consumption measurement durations of less than one year, calculated using the spot foreign exchange rates;
•Business performance is defined as organic growth results inclusive of the impact from the ARR onboarding of certain programmatic acquisitions, which generally are immaterial, individually and in the aggregate, and is exclusive of the ARR onboarding of our Seequent and Power Line Systems platform acquisitions;
•GAAP net income (loss) margin is determined by dividing GAAP net income (loss) by total revenues;
•Adjusted EBITDA margin is determined by dividing Adjusted EBITDA by total revenues; and
•Adjusted Net Income per diluted share is determined by dividing Adjusted Net Income by the weighted average diluted shares.

Constant Currency Metrics

In reporting period‑over‑period results, we calculate the effects of foreign currency fluctuations and constant currency information by translating current period results using prior period average foreign currency exchange rates. Our definition of constant currency may differ from other companies reporting similarly named measures, and these constant currency performance measures should be viewed in addition to, and not as a substitute for, our operating performance measures calculated in accordance with GAAP.

•Our last twelve‑month recurring revenues dollar‑based net retention rate is calculated, using the average exchange rates for the prior period, as follows: the recurring revenues for the current period, including any growth or reductions from accounts with recurring revenues in the prior period (“existing accounts”), but excluding recurring revenues from any new accounts added during the current period, divided by the total recurring revenues from all accounts during the prior period. A period is defined as any trailing twelve months. Related to our platform acquisitions, recurring revenues into new accounts will be captured as existing accounts starting with the second anniversary of the acquisition when such data conforms to the calculation methodology. This may cause variability in the comparison;

•Our last twelve-month account retention rate for any given twelve‑month period is calculated using the average currency exchange rates for the prior period, as follows: the prior period recurring revenues from all accounts with recurring revenues in the current and prior period, divided by total recurring revenues from all accounts during the prior period; and
•Our constant currency ARR growth rate is the growth rate of our ARR, measured on a constant currency basis.

Use and Reconciliation of Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we have calculated Adjusted cost of subscriptions and licenses, Adjusted cost of services, Adjusted research and development, Adjusted selling and marketing, Adjusted general and administrative, Adjusted income from operations, Adjusted Net Income, and Adjusted EBITDA, each of which are non‑GAAP financial measures. We have provided tabular reconciliations of each of these non‑GAAP financial measures to such measure’s most directly comparable GAAP financial measure.

Management uses these non‑GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, and to evaluate financial performance. Our non‑GAAP financial measures are presented as supplemental disclosure as we believe they provide useful information to investors and others in understanding and evaluating our results and prospects period‑over‑period without the impact of certain items that do not directly correlate to our operating performance and that may vary significantly from period to period for reasons unrelated to our operating performance, as well as to compare our financial results to those of other companies. Our definitions of these non‑GAAP financial measures may differ from similarly titled measures presented by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non‑GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, the financial information prepared in accordance with GAAP, and should be read in conjunction with the financial statements included in our Quarterly Report on Form 10‑Q to be filed with the United States Securities and Exchange Commission.

We calculate these non‑GAAP financial measures as follows:

•Adjusted cost of subscriptions and licenses is determined by adding back to GAAP cost of subscriptions and licenses, amortization of purchased intangibles and developed technologies, stock‑based compensation, acquisition expenses, and realignment expenses (income), for the respective periods;
•Adjusted cost of services is determined by adding back to GAAP cost of services, stock‑based compensation, acquisition expenses, and realignment expenses (income), for the respective periods;
•Adjusted research and development is determined by adding back to GAAP research and development, stock‑based compensation and acquisition expenses, for the respective periods;
•Adjusted selling and marketing is determined by adding back to GAAP selling and marketing, stock‑based compensation, acquisition expenses, and realignment expenses (income), for the respective periods;
•Adjusted general and administrative is determined by adding back to GAAP general and administrative, stock‑based compensation, acquisition expenses, and realignment expenses (income), for the respective periods;
•Adjusted income from operations is determined by adding back to GAAP operating income (loss), amortization of purchased intangibles and developed technologies, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, and realignment expenses (income), for the respective periods;

•Adjusted Net Income is defined as net income (loss) adjusted for the following: amortization of purchased intangibles and developed technologies, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses (income), other non‑operating (income) expense, net, the tax effect of the above adjustments to net income (loss), and (income) loss from investment accounted for using the equity method, net of tax. The income tax effect of non‑GAAP adjustments was determined using the applicable rates in the taxing jurisdictions in which income or expense occurred, and represent both current and deferred income tax expense or benefit based on the nature of the non‑GAAP adjustments, including the tax effects of non‑cash stock‑based compensation expense; and
•Adjusted EBITDA is defined as net income (loss) adjusted for interest expense, net, provision (benefit) for income taxes, depreciation and amortization, stock‑based compensation, expense (income) relating to deferred compensation plan liabilities, acquisition expenses, realignment expenses (income), other non‑operating (income) expense, net, and (income) loss from investment accounted for using the equity method, net of tax.
We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view these non‑GAAP financial measures in conjunction with the related GAAP financial measures. During the second quarter of 2022, we modified our definitions of Adjusted EBITDA and Adjusted Net Income to adjust for realignment expenses (income) relating to our wind down of business in, and exit from, the Russian market, which were subsequently adjusted during the third quarter of 2022 for our change in estimates. These realignment expenses (income) are comprised of termination benefits for colleagues whose positions were eliminated and corresponding asset impairments. Amounts for all periods herein reflect application of the aforementioned definitions modification.

During the fourth quarter of 2021, we early adopted Accounting Standards Update No. 2021‑08, Business Combinations (Topic 805): Accounting for Contract Assets and Contract Liabilities from Contracts with Customers, effective January 1, 2021 and retrospectively recasted interim prior period amounts presented in this press release.

Forward-Looking Statements

This press release includes forward-looking statements regarding the future results of operations and financial position, business strategy, and plans and objectives for future operations of Bentley Systems, Incorporated (the “Company,” “we,” “us,” and words of similar import). All such statements contained in this press release, other than statements of historical facts, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations, projections, and assumptions about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, and there are a significant number of factors that could cause actual results to differ materially from statements made in this press release including: current and potential future impacts of the COVID‑19 pandemic on the global economy and our business, and consolidated financial statements; adverse changes in global economic and/or political conditions; the impact of current and future sanctions, embargoes and other similar laws at the state and/or federal level that impose restrictions on our counterparties or upon our ability to operate our business within the subject jurisdictions; political, economic, regulatory and public health and safety risks and uncertainties in the countries and regions in which we operate; failure to retain personnel necessary for the operation of our business or those that we acquire; changes in the industries in which our accounts operate; the competitive environment in which we operate; the quality of our products; our ability to develop and market new products to address our accounts’ rapidly changing technological needs; changes in capital markets and our ability to access financing on terms satisfactory to us or at all; and our ability to integrate acquired businesses successfully.

Further information on potential factors that could affect the financial results of the Company are included in the Company’s Form 10‑K and subsequent Forms 10‑Q, which are on file with the United States Securities and Exchange Commission. The Company disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Bentley Systems

Bentley Systems (Nasdaq: BSY) is the infrastructure engineering software company. We provide innovative software to advance the world’s infrastructure – sustaining both the global economy and environment. Our industry-leading software solutions are used by professionals, and organizations of every size, for the design, construction, and operations of roads and bridges, rail and transit, water and wastewater, public works and utilities, buildings and campuses, mining, and industrial facilities. Our offerings include MicroStation-based applications for modeling and simulation, ProjectWise for project delivery, AssetWise for asset and network performance, Seequent’s leading geoprofessional software portfolio, and the iTwin platform for infrastructure digital twins. Bentley Systems employs more than 4,500 colleagues and generates annual revenues of approximately $1 billion in 186 countries.
www.bentley.com

© 2022 Bentley Systems, Incorporated. Bentley, the Bentley logo, AssetWise, iTwin, MicroStation, Power Line Systems, ProjectWise, and Seequent are either registered or unregistered trademarks or service marks of Bentley Systems, Incorporated or one of its direct or indirect wholly owned subsidiaries. All other brands and product names are trademarks of their respective owners.

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$72,856	$329,337
Accounts receivable	214,459	241,807
Allowance for doubtful accounts	(10,802)	(6,541)
Prepaid income taxes	17,414	16,880
Prepaid and other current assets	32,224	34,348
Total current assets	326,151	615,831
Property and equipment, net	30,753	31,823
Operating lease right-of-use assets	41,499	50,818
Intangible assets, net	301,173	245,834
Goodwill	2,193,053	1,588,477
Investments	21,690	6,438
Deferred income taxes	52,751	71,376
Other assets	74,367	48,646
Total assets	$3,041,437	$2,659,243
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$16,860	$16,483
Accruals and other current liabilities	337,442	323,603
Deferred revenues	186,358	224,610
Operating lease liabilities	15,078	17,482
Income taxes payable	8,405	6,696
Current portion of long-term debt	5,000	5,000
Total current liabilities	569,143	593,874
Long-term debt	1,776,610	1,430,992
Deferred compensation plan liabilities	71,013	94,890
Long-term operating lease liabilities	28,776	35,274
Deferred revenues	15,252	7,983
Deferred income taxes	43,817	65,014
Income taxes payable	8,893	7,725
Other liabilities	7,734	14,269
Total liabilities	2,521,238	2,250,021
Stockholders’ equity:
Common stock	2,884	2,825
Additional paid-in capital	1,005,075	937,805
Accumulated other comprehensive loss	(101,929)	(91,774)
Accumulated deficit	(385,831)	(439,634)
Total stockholders’ equity	520,199	409,222
Total liabilities and stockholders’ equity	$3,041,437	$2,659,243

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenues:
Subscriptions	$235,307	$215,135	$708,731	$589,702
Perpetual licenses	9,460	11,866	31,213	33,373
Subscriptions and licenses	244,767	227,001	739,944	623,075
Services	23,565	24,387	72,190	74,239
Total revenues	268,332	251,388	812,134	697,314
Cost of revenues:
Cost of subscriptions and licenses	37,371	31,056	107,904	89,882
Cost of services	21,812	23,176	66,758	67,090
Total cost of revenues	59,183	54,232	174,662	156,972
Gross profit	209,149	197,156	637,472	540,342
Operating expense (income):
Research and development	63,827	57,334	189,966	157,913
Selling and marketing	46,114	44,392	141,676	114,846
General and administrative	37,794	35,329	128,981	110,233
Deferred compensation plan	(4,576)	88,965	(21,873)	89,327
Amortization of purchased intangibles	10,446	8,676	30,869	16,703
Total operating expenses	153,605	234,696	469,619	489,022
Income (loss) from operations	55,544	(37,540)	167,853	51,320
Interest expense, net	(8,382)	(3,836)	(23,046)	(8,608)
Other income (expense), net	180	(957)	14,318	9,748
Income (loss) before income taxes	47,342	(42,333)	159,125	52,460
(Provision) benefit for income taxes	(9,664)	(5,025)	(8,221)	5,090
Loss from investment accounted for using the equity method, net of tax	(681)	(664)	(1,846)	(2,939)
Net income (loss)	36,997	(48,022)	149,058	54,611
Less: Net income (loss) attributable to participating securities	(11)	(3)	(31)	(6)
Net income (loss) attributable to Class A and Class B common stockholders	$36,986	$(48,025)	$149,027	$54,605
Per share information:
Net income (loss) per share, basic	$0.12	$(0.16)	$0.48	$0.18
Net income (loss) per share, diluted	$0.12	$(0.16)	$0.46	$0.17
Weighted average shares, basic	310,116,104	308,195,379	308,959,801	305,119,985
Weighted average shares, diluted	325,170,383	308,195,379	332,077,834	314,658,136

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2022	2021
Cash flows from operating activities:
Net income	$149,058	$54,611
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,644	35,946
Bad debt allowance	5,199	466
Deferred income taxes	(13,670)	(17,788)
Stock-based compensation expense	51,359	32,853
Deferred compensation plan	(21,873)	89,327
Amortization and write-off of deferred debt issuance costs	5,468	4,160
Change in fair value of derivative	(29,318)	(9,198)
Foreign currency remeasurement loss	14,445	103
Other non-cash items, net	(1,006)	2,939
Changes in assets and liabilities, net of effect from acquisitions:
Accounts receivable	12,550	26,305
Prepaid and other assets	7,779	11,310
Accounts payable, accruals, and other liabilities	28,765	29,047
Deferred revenues	(26,725)	(40,496)
Income taxes payable, net of prepaid income taxes	2,523	(12,168)
Net cash provided by operating activities	238,198	207,417
Cash flows from investing activities:
Purchases of property and equipment and investment in capitalized software	(12,982)	(11,152)
Proceeds from sale of aircraft	2,380	—
Acquisitions, net of cash acquired	(719,539)	(1,033,695)
Other investing activities	(10,304)	(3,000)
Net cash used in investing activities	(740,445)	(1,047,847)
Cash flows from financing activities:
Proceeds from credit facilities	753,376	682,083
Payments of credit facilities	(408,714)	(860,228)
Proceeds from convertible senior notes, net of discounts and commissions	—	1,233,377
Payments of debt issuance costs	—	(5,643)
Purchase of capped call options	—	(51,555)
Repayment of term loan	(3,750)	—
Payments of financing leases	(123)	(147)
Payments of acquisition debt and other consideration	(6,996)	(741)
Payments of dividends	(25,828)	(25,076)
Proceeds from stock purchases under employee stock purchase plan	10,335	3,846
Proceeds from exercise of stock options	6,855	5,039
Payments for shares acquired including shares withheld for taxes	(42,213)	(111,306)
Repurchase of Class B Common Stock under approved program	(28,250)	—
Net cash provided by financing activities	254,692	869,649
Effect of exchange rate changes on cash and cash equivalents	(8,926)	4,530
(Decrease) increase in cash and cash equivalents	(256,481)	33,749
Cash and cash equivalents, beginning of year	329,337	122,006
Cash and cash equivalents, end of period	$72,856	$155,755

BENTLEY SYSTEMS, INCORPORATED AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
For the Three and Nine Months Ended September 30, 2022 and 2021
(in thousands)
(unaudited)

Reconciliation of net income (loss) to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$36,997	$(48,022)	$149,058	$54,611
Interest expense, net	8,382	3,836	23,046	8,608
Provision (benefit) for income taxes	9,664	5,025	8,221	(5,090)
Depreciation and amortization	17,914	16,666	53,644	35,946
Stock-based compensation	18,626	11,588	50,974	32,186
Deferred compensation plan	(4,576)	88,965	(21,873)	89,327
Acquisition expenses	3,203	4,789	21,056	27,999
Realignment (income) expenses	(971)	—	2,223	—
Other (income) expense, net	(180)	957	(14,318)	(9,748)
Loss from investment accounted for using the equity method, net of tax	681	664	1,846	2,939
Adjusted EBITDA	$89,740	$84,468	$273,877	$236,778

Reconciliation of net income (loss) to Adjusted Net Income:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income (loss)	$36,997	$(48,022)	$149,058	$54,611
Non-GAAP adjustments, prior to income taxes:
Amortization of purchased intangibles and developed technologies	13,575	11,539	40,174	22,003
Stock-based compensation	18,626	11,588	50,974	32,186
Deferred compensation plan	(4,576)	88,965	(21,873)	89,327
Acquisition expenses	3,203	4,789	21,056	27,999
Realignment (income) expenses	(971)	—	2,223	—
Other (income) expense, net	(180)	957	(14,318)	(9,748)
Total non-GAAP adjustments, prior to income taxes	29,677	117,838	78,236	161,767
Income tax effect of non-GAAP adjustments	(5,530)	(14,191)	(13,951)	(24,346)
Loss from investment accounted for using the equity method, net of tax	681	664	1,846	2,939
Adjusted Net Income	$61,825	$56,289	$215,189	$194,971

Reconciliation of GAAP Financial Statement Line Items to Non-GAAP Adjusted Financial Statement Line Items:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Cost of subscriptions and licenses	$37,371	$31,056	$107,904	$89,882
Amortization of purchased intangibles and developed technologies	(3,129)	(2,863)	(9,305)	(5,300)
Stock-based compensation	(752)	(320)	(1,913)	(809)
Acquisition expenses	(63)	(7)	(63)	(7)
Realignment expenses	—	—	(39)	—
Adjusted cost of subscriptions and licenses	$33,427	$27,866	$96,584	$83,766

Cost of services	$21,812	$23,176	$66,758	$67,090
Stock-based compensation	(428)	(227)	(1,347)	(615)
Acquisition expenses	(1,370)	(1,835)	(3,987)	(4,380)
Realignment expenses	(19)	—	(52)	—
Adjusted cost of services	$19,995	$21,114	$61,372	$62,095

Research and development	$63,827	$57,334	$189,966	$157,913
Stock-based compensation	(6,703)	(5,178)	(17,572)	(13,893)
Acquisition expenses	(1,898)	(1,537)	(5,094)	(4,882)
Adjusted research and development	$55,226	$50,619	$167,300	$139,138

Selling and marketing	$46,114	$44,392	$141,676	$114,846
Stock-based compensation	(1,939)	(1,481)	(5,470)	(3,484)
Acquisition expenses	(276)	(421)	(1,021)	(603)
Realignment income (expenses)	753	—	(1,196)	—
Adjusted selling and marketing	$44,652	$42,490	$133,989	$110,759

General and administrative	$37,794	$35,329	$128,981	$110,233
Stock-based compensation	(8,804)	(4,382)	(24,672)	(13,385)
Acquisition expenses	404	(983)	(10,891)	(18,101)
Realignment income (expenses)	237	—	(936)	—
Adjusted general and administrative	$29,631	$29,964	$92,482	$78,747

Income (loss) from operations	$55,544	$(37,540)	$167,853	$51,320
Amortization of purchased intangibles and developed technologies	13,575	11,539	40,174	22,003
Stock-based compensation	18,626	11,588	50,974	32,186
Deferred compensation plan	(4,576)	88,965	(21,873)	89,327
Acquisition expenses	3,203	4,789	21,056	27,999
Realignment (income) expenses	(971)	—	2,223	—
Adjusted income from operations	$85,401	$79,341	$260,407	$222,835